Exhibit 99.1

Foxx Development Closes Business Combination with Acri Capital Acquisition Corporation and Will Begin Trading on Nasdaq

-	Business Combination between Foxx Development Inc. and Acri Capital Acquisition Corporation closed on September 26, 2024

-	Trading of common stock and warrants of the new public company, Foxx Development Holdings Inc., commence on Nasdaq on September 27, 2024 under the ticker symbols “FOXX” and “FOXXW”

Austin, TX, Sep. 26, 2024 -- Foxx Development Holdings Inc. (Nasdaq: FOXX), a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients, today announced the successful closing of the previously announced business combination (“the Business Combination”) between Foxx Development Inc. (“Foxx”) and Acri Capital Acquisition Corporation (“Acri”), a publicly traded special purpose acquisition company. Acri stockholders approved the Business Combination at a special meeting held on August 27, 2024.

The post-combination company, known as Foxx Development Holdings Inc. (together with Foxx as its wholly-owned subsidiary, “Foxx Development Holdings” or the “Company”), will become a public company on September 27, 2024, with its shares of common stock and warrants expected to begin trading under the ticker symbols “FOXX” and “FOXXW”, respectively, on the Nasdaq Capital Market.

The Business Combination marks a significant step in the Company’s evolution, propelling the Company into the public markets as a global brand of consumer electronics and IoT solutions founded in the United States. The Business Combination will enhance Foxx Development Holdings’ ability to pursue its strategic vision of innovation, adaptability, and customer-centric design. The Company remains focused on capturing the potential of an expanding total addressable market, and plans to further expand its portfolio, making technology more accessible and intelligent.

Greg Foley, CEO of Foxx and incoming CEO of Foxx Development Holdings, commented: “Our Nasdaq listing marks a pivotal moment in our evolution. As a public company, we are poised to capitalize on new growth opportunities and scale our business globally. Our vision is centered around creating an interconnected future where technology seamlessly enhances lives—bridging the digital and physical worlds. The move into the public market enables us to accelerate our mission of delivering extraordinary consumer electronics and IoT solutions that will shape the way people engage with their surroundings. This is an exciting time for our stakeholders as we continue to build value for both our customers and investors. We are also immensely grateful to Acri’s exceptional team for their partnership and are excited to work together as we enter this new chapter.”

“Joy” Yi Hua, Chairwoman and CEO of Acri and incoming Chairwoman and CFO of Foxx Development Holdings, stated: “We are proud to have played a key role in Foxx’s journey to becoming a public company. Foxx has demonstrated remarkable operations, and I have no doubt that their relentless focus on innovation and execution will continue to drive the Company’s success in the public markets. I am excited to continue to play a role in this company’s promising growth story and to have the opportunity to continue working closely together with the Foxx team.”

EF Hutton LLC served as capital markets advisor to Acri, and Robinson & Cole LLP acted as legal counsel to Acri. VCL Law LLP served as legal counsel to Foxx. International Elite Capital acted as communications advisor for Acri.

About Foxx Development Holdings

Foxx Development Holdings is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, distributors and suppliers around the world, it currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions. For more information, please visit http://foxxusa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding Foxx Development Holdings’ management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations, revenue growth and financial performance, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the current expectations and beliefs made by the management of Foxx Development Holdings, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on Foxx Development Holdings, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting Foxx Development Holdings will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including product and service acceptance, regulatory oversights, research and development success, and that Foxx Development Holdings will have sufficient capital to operate as anticipated. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of Foxx Development Holdings prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of Foxx Development Holdings (and its predecessor, Acri) with the SEC, and in the current and periodic reports filed or furnished by Foxx Development Holdings (and its predecessor, Acri) from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on the information available to Foxx Development Holdings as of the date hereof, and Foxx Development Holdings assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable securities laws.

Contact Information

Foxx Development Holdings Contact:

Foxx Development Holdings Inc.

Greg Foley, CEO
Telephone: +1(201) 962-5550
Email: greg.foley@foxxusa.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: foxx@iecapitalusa.com